Exhibit (l)
1900 K Street, N.W. Washington, DC 20006 +1 202 261 3300 Main +1 202 261 3333 Fax www.dechert.com

January 28, 2025
MSC Income Fund, Inc.
1300 Post Oak Boulevard, 8th Floor
Houston, TX 77056

Re:	Registration Statement on Form N-2
Ladies and Gentlemen:

We have acted as counsel to MSC Income Fund, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company (i) of a Registration Statement on Form N-2 (File No. 333-282501) as originally filed on October 3, 2024 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and as subsequently amended, including on November 20, 2024, December 20, 2024 and January 21, 2025 (the “Initial Registration Statement”), relating to the proposed issuance by the Company of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), and (ii) today of a Registration Statement on Form N-2 (the “Abbreviated Registration Statement”) for the purpose of registering under the Securities Act additional shares of such Common Stock that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Securities Act) (such shares of Common Stock referred to in the foregoing clauses (i) and (ii), together with any shares of such Common Stock that may be sold pursuant to the option granted to the underwriters in the Underwriting Agreement (as defined below), the “Shares”), in each case in an underwritten public offering pursuant to an underwriting agreement substantially in the form filed as Exhibit (h) to the Initial Registration Statement (the “Underwriting Agreement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the Shares.
In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)	the Initial Registration Statement;

(ii)	the Abbreviated Registration Statement;

(iii)	the Underwriting Agreement

(iv)	the Articles of Amendment and Restatement of the Company;

(v)	the Second Amended and Restated Bylaws of the Company;

(vi)	a certificate of good standing with respect to the Company issued by the State Department of Assessments and Taxation of Maryland as of a recent date; and

(vii)	resolutions of the board of directors of the Company relating to, among other things, the authorization, offer, issuance and sale of the Shares, certified as of the date of this opinion letter by an officer of the Company.
As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion letter) and certificates and written statements of agents, officers, directors and representatives of the Company. We have not independently established the facts or, in the case of certificates of public officials, the other statements so relied upon.
In our examination, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents examined by us in connection with rendering this opinion, (ii) the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies, (iii) the legal capacity of all natural persons and (iv) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company). We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company and that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.
On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that, when the Shares are issued and delivered against receipt by the Company of the consideration for the Shares specified in the prospectus included in the Initial Registration Statement (and incorporated by reference in the Abbreviated Registration Statement) and in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

The opinion set forth in this letter relates only to the Maryland General Corporation Law as in effect on the date of this opinion letter, and we express no opinion as to any other laws.

This opinion has been prepared for your use solely in connection with the Initial Registration Statement and the Abbreviated Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion letter as an exhibit to the Abbreviated Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included in the Initial Registration Statement and incorporated by reference in the Abbreviated Registration

Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Dechert LLP

Dechert LLP